ENVIRONMENTAL CERTIFICATE
(With Covenants, Representations and Warranties)

The undersigned, REGIONAL ENTERPRISES, INC. ("Borrower"), and CENTRAL ENERGY PARTNERS LP ("Guarantor"; Borrower and Guarantor are sometimes hereinafter referred to individually as an "Obligor", and collectively as the "Obligors"), each hereby executes this Environmental Certificate for the purpose of inducing HOPEWELL INVESTMENT PARTNERS LLC ("Lender") to make a loan to Borrower, in the maximum principal amount of $2,500,000.00, which loan is evidenced in part by that certain Promissory Note (the "Note") dated of even date herewith, executed by Borrower, payable to the order of Lender, which Note is secured by, among other things, a First Lien Mortgage, Security Agreement, Assignment of Rents and Fixture Filing dated of even date herewith (the "Mortgage") executed by Borrower for the benefit of Lender, encumbering certain real and personal property as therein described, and more particularly described in **Exhibit A**, attached hereto and made a part hereof (the "Property").

1. **Representations, Covenants and Warranties.** Except as may be otherwise expressly stated in the Disclosure Schedule attached hereto as **Exhibit B** and made a part hereof, each Obligor hereby represents, covenants and warrants to Lender and its successors and assigns, as follows:

(a) To the best of Obligor's knowledge, neither the Property nor Obligor are the subject of any pending or threatened investigation or inquiry by any federal, state, local or other governmental authority ("Governmental Authority") or are subject to any remedial obligations under any applicable zoning ordinances and building codes, flood disaster laws and health and environmental laws, rules and regulations pertaining to health or the environment ("Applicable Laws"), including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), and the Resource Conservation and Recovery Act of 1987, as amended ("RCRA.

(b) To the best of Obligor's knowledge, Obligor is not required to obtain any permits, licenses or authorizations to construct, occupy, operate or use any portion of the Property by reason of any Applicable Laws, except for a certificate or certificates of occupancy.

(c) Obligor has not received notice from any Governmental Authority that (i) hazardous substances, solid wastes, asbestos or other substances known or suspected to pose a threat to health or the environment ("Hazards") have been disposed of or otherwise released on or to the Property or exist on or within any portion of the Property, (ii) prior use by Obligor, or the prior owners of the Property, has occurred which violates any Applicable Laws, or (iii) the use which Obligor makes or intends to make of the Property will result in the disposal or release of any hazardous substance, solid waste or Hazard on, in or to the Property. The terms "hazardous substance" and "release" shall each have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") shall each have the meanings specified in RCRA; provided, however, that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided further that, to the extent that the laws of the State of Virginia establish a meaning for "hazardous substance," "release," "solid waste," or "disposal" which is broader than that specified in either CERCLA, RCRA or other federal law, such broader definition shall apply.

(d) To the best of Obligor's knowledge, there are no on-site or off-site locations where hazardous substances, solid wastes or Hazards from the Property have been stored, treated, recycled, or disposed of.

(e) To the best of Obligor's knowledge, there has been no litigation brought or threatened nor any settlement reached by or with any parties alleging the presence, disposal, release, or threatened release, of any hazardous substance, solid wastes or Hazard from the use or operation of the Property.

(f) Obligor has not received notice from any Governmental Authority that the Property is on any federal or state "Superfund" list, or subject to any environmentally related liens.

(g) Neither Obligor nor, to the actual knowledge of Obligor, any tenant of any portion of the Property, has received any notice from any Governmental Authority with respect to any violation of any Applicable Laws.

(h) Obligor shall not cause any violation of any Applicable Laws, nor permit any tenant of any portion of the Property to cause such a violation, nor permit any environmental liens to be placed on any portion of the Property.

All of the foregoing representations and warranties shall be continuing and shall be true and correct for the period from the date hereof through and as of the date of the final payment of all indebtedness owed by Borrower to Lender and the final performance of all obligations under all instruments evidencing, governing, securing or relating to such indebtedness, with the same force and effect as if made each day throughout such period, and all of such covenants shall survive such payment and performance.

2. **Covenant to Clean Up and Notify.** Obligors shall clean up and remove hazardous substances, solid wastes or Hazards on, in, from or affecting any portion of the Property and which were created prior to or during Borrower's ownership of the Property (a) in accordance with all Applicable Laws, and (b) in accordance with the orders and directives of all Governmental Authorities and/or the recommendation of any environmental engineer (each, an "Engineer" and collectively, the "Engineers") contained in any environmental site assessment or similar report (each a "Report" and collectively, the "Reports") with respect to the Property. Obligors shall (a) give notice to Lender immediately upon (i) either Obligor's receipt of any notice from any Governmental Authority and/or any Engineer of a violation of any Applicable Laws or acquiring knowledge of the receipt of any such notice by any tenant of any portion of the Property and (ii) acquiring knowledge of the presence of any hazardous substances, solid wastes or Hazards (other than those described in **Exhibit B** attached hereto) on the Property in a condition that is resulting or could reasonably be expected to result in any adverse environmental impact, with a full description thereof; (b) promptly comply with all Applicable Laws and the recommendations contained in any Report requiring and/or recommending the notice, removal, treatment, or disposal of such hazardous substances, solid wastes or Hazards and provide Lender with satisfactory evidence of such compliance; and (c) provide Lender, within thirty (30) days after demand by Lender, with a bond, letter of credit, or similar financial assurance evidencing to Lender's satisfaction that sufficient funds are available to pay the cost of removing, treating, and disposing of such hazardous substances, solid wastes or Hazards and discharging any assessments that may be established on the Property as a result thereof.

3. **Site Assessment.** If Lender shall ever have reason to believe, in its reasonable opinion, that there are hazardous substances, solid wastes or Hazards (other than those described in **Exhibit B** attached hereto) affecting any of the Property, Lender (by its officers, employees and agents) at any time and from time to time, either prior to or after the occurrence of a default under the Mortgage or any other document executed in connection with the Loan, may contract for the services of persons (the "Site Reviewers") to perform environmental site assessments (the "Site Assessments") on the Property for the purpose of determining whether there exists on the Property any environmental condition that could result in any liability, cost, or expense to the owner, occupier, or operator of the Property or any portion thereof, arising under any Applicable Laws. The Site Assessments may be performed at any time or times (but not more than once during any twelve (12) month period), upon reasonable notice, and under reasonable conditions established by Borrower that do not impede the performance of the Site Assessments. The Site Reviewers are hereby authorized to enter upon the Property for such purposes. The Site Reviewers are further authorized to perform both above and below the ground testing for environmental damage or the presence of hazardous substances, solid wastes and Hazards on the Property and such other tests on the Property as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers. Obligors will supply to the Site Reviewers such historical and operational information regarding the Property as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments and will make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. Promptly on completion of such Site Assessments, Lender shall make the results of such Site Assessments fully available to each Obligor, who (prior to a default under the Mortgage or any other document executed in connection with the Loan) may, at their election, participate under reasonable procedures in the direction of such Site Assessments and the description of tasks of the Site Reviewers. The cost of performing such Site Assessments shall be paid by Obligors upon ten (10) days written notice from Lender.

4. **Indemnity and Hold Harmless.** Each Obligor, jointly and severally, hereby defends, indemnifies and holds harmless Lender, its employees, agents, shareholders, members, managers, officers and directors (collectively, the "Indemnified Parties"), from and against any claims, demands, obligations, penalties, fines, suits, liabilities, settlements, damages, losses, costs or expenses (including, without limitation, attorney and consultant fees and expenses, investigation and laboratory fees and expenses, cleanup costs, and court costs and other litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to (i) the presence, disposal, release, threatened release, removal or production of any hazardous substances, solid wastes or Hazards which are on, in, from or affecting any portion of the Property; (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such hazardous substances, solid wastes or Hazards; (iii) any lawsuit brought or threatened, settlement reached, or ordered by any Governmental Authority relating to such hazardous substances, solid wastes or Hazards, and/or (iv) any violation of any Applicable Laws, or demands of Governmental Authorities, or violation of any policies or requirements of Lender, which are based upon or in any way related to such hazardous substances, solid wastes or Hazards, regardless of whether or not any of the conditions described under any of the foregoing subsections (i) through (iv), inclusive, was or is caused by or within the control of Borrower; provided, however, that such conditions must have been created prior to or during Borrower's ownership of the Property. Each Obligor, jointly and severally, agrees, upon notice and request by any Indemnified Party, to contest and defend any demand, claim, suit, proceeding or action with respect to which the Obligors have hereinabove indemnified and held the Indemnified Party harmless and to bear all costs and expenses of such contest and defense. Each Obligor, jointly and severally, further agrees to reimburse any Indemnified Party upon demand for any costs or expenses incurred by any Indemnified Party in connection with any matters with respect to which the Obligors have hereinabove indemnified and held the Indemnified Party harmless. The provisions of this paragraph shall be in addition to any other obligations and liabilities either Obligor may have to Lender at common law, in equity or under documentation executed in connection with the Loan, and shall survive the closing, funding and payment in full of the Loan, as well as any foreclosure of the Loan or granting of any deed in lieu of foreclosure and the recordation of any release or partial release of the lien of the Mortgage.

5. **Lender's Right to Remove Hazardous Materials.** Until the Note is repaid in full, Lender shall have the right, but not the obligation, without in any way limiting Lender's other rights and remedies under the Mortgage, to enter onto the Property or to take such other actions as its deems necessary or advisable to clean up, remove, resolve, or minimize the impact of, or otherwise deal with, any hazardous substances, solid wastes or Hazards on or affecting the Property following receipt of any notice from any person or entity asserting the existence of any hazardous substances, solid wastes or Hazards pertaining to the Property or any part thereof that, if true, could result in an order, notice, suit, imposition of a lien on the Property, or other action or that, in Lender's sole opinion, could jeopardize Lender's security under the Mortgage. All reasonable costs and expenses paid or incurred by Lender in the exercise of any such rights shall be secured by the Mortgage and shall be payable by the Obligors, jointly and severally, upon demand.

6. **Reliance and Binding Nature.** Each Obligor acknowledges that Lender has and will rely upon the representations, covenants, warranties and agreements herein set forth in closing and funding the loan evidenced, in part, by the Note and that the execution and delivery of this Certificate is an essential condition but for which Lender would not close or fund said loan. The representations, covenants, warranties and agreements herein contained shall be binding upon each Obligor and their respective successors, assigns and legal representatives and shall inure to the benefit of Lender, its successors, assigns and legal representatives.

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EXECUTED to be effective as of (although not necessarily on) the 20th day of March, 2013.

BORROWER:

REGIONAL ENTERPRISES, INC.,
a Virginia corporation

By: ______________________________
Ian Bothwell, President

GUARANTOR:

CENTRAL ENERGY PARTNERS LP,
a Delaware limited partnership

By: Central Energy GP LLC,
a Delaware limited liability company,
General Partner

By: ______________________________
Name: ______________________________
Title: ______________________________